28 February 2007

U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 3-A-1 Certificates

External ID: 53193459N3 Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 3-A-1 Certificates.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 28 February 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Terms used herein and not otherwise defined herein, in the Definitions or the Agreement, shall have the meanings ascribed to them in the Pooling and Servicing Agreement relating to CSMC Mortgage-Backed Trust 2007-2 between Credit Suisse First Boston Mortgage Securities Corp., as Depositor, DLJ Mortgage Capital, Inc., as a Seller, Greenpoint Mortgage Funding, Inc. as a Seller and a Servicer, Wells Fargo Bank, N.A., as a Servicer, as Master Servicer and as Trust Administrator, Select Portfolio Servicing Inc., as a Servicer, as Special Servicer and as Modification Oversight Agent, and U.S. Bank National Association, as Trustee, dated as of 1 February 2007, as amended from time to time (the "Pooling and Servicing Agreement").

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Interest Rate Cap Transaction

Notional Amount:

USD 100,000,000, subject to amortization as set out in the Additional Terms

Trade Date:

14 February 2007

Effective Date:

28 February 2007

Termination Date:

25 May 2011

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Payment Date:

28 February 2007, subject to adjustment in accordance with

the Modified Following Business Day Convention

Fixed Amount:

USD 720,000

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 March 2007, and

ending on the Termination Date, inclusive, with No

Adjustment

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Rate:

4.90%

Floating Rate Option:

USD-LIBOR-BBA, subject to a maximum rate of 8.90%

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

30/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA: 121-000-248

Account Name: SAS Clearing

Account Number: 3970771416

FFC: 50987802, CSMC 07-2, Class 3-A-1 Interest Rate Cap Account

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent % has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Notional Amount: (USD)
25-March-2007	100,000,000.00
25-April-2007	96,841,604.47
25-May--2007	93,650,195.07
25 June-2007	90,453,208.74
25 July--2007	87,307,900.63
25-August-2007	84,222,294.07
25-September-2007	81,195,549.02
25-October-2007	78,226,859.44
25-November-2007	75,315,503.20
25-December-2007	72,460,736.45
25 January-2008	69,662,758.88
25-February-2008	66,920,834.90
25-March-2008	64,234,257.43
25-April-2008	61,602,657.38
25-May--2008	59,029,709.60
25 June-2008	56,514,543.91
25 July--2008	54,057,077.97
25-August-2008	51,656,416.43
25-September-2008	49,311,684.58
25-October-2008	47,022,027.78
25-November-2008	44,787,456.04
25-December-2008	42,607,476.96
25 January-2009	40,482,462.21
25-February-2009	38,412,116.57
25-March-2009	36,395,717.51
25-April-2009	34,432,326.99
25-May--2009	32,521,022.15
25 June-2009	30,660,970.03
25 July--2009	28,851,380.69
25-August-2009	27,091,365.05
25-September-2009	25,380,048.17
25-October-2009	23,716,569.00
25-November-2009	22,100,080.25
25-December-2009	20,529,748.09
25 January-2010	19,004,751.99
25-February-2010	17,524,284.50
25-March-2010	16,087,551.05
25-April-2010	14,693,769.78
25-May--2010	13,342,171.29
25 June-2010	12,031,998.50
25 J u 1y--2010	10,762,506.43
25-August-2010	9,532,962.03
25 September-2010	8,342,643.98
25-October-2010	7,190,842.51
25-November-2010	6,076,859.26
25-December-2010	5,000,007.04
25 January-2011	3,959,609.72
25-February-2011	2,955,002.02
25-March-2011	1,985,529.34
25-April-2011	1,050,547.65
25-May--2011	149,423.26

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:  /s/ Marleen Nobile

Name:  Marleen Nobile

Title:  Authorized Signatory

Confirmed as of the date first written above:

U. S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 3-A-1 Certificates

By:   /s/ Charles F. Pedersen

Name:  Charles F. Pedersen

Title:  Vice President

Acknowledged and agreed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as trust administrator of CSMC Mortgage-Backed Trust 2007-2

By:   /s/ Amy Doyle

Name:  Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53193459N3 / Risk ID: 447686266 & 447686268